Exhibit 10.1

March 31, 2004	Jeffrey Schwartz President and Chief Executive Officer Direct Line: 949.225.4510 FAX: 949.797.0488 jeffreys@autobytel.com

Robert S. Grimes

R.S. Grimes & Co., Inc.

595 Madison Ave., 39th Floor

New York, NY 10022

Dear Mr. Grimes:

Reference is hereby made to that certain Consulting Agreement entered between Autobytel Inc. (formerly autobytel.com inc.) and Robert Grimes as of April 1, 2000 and amended March 19, 2002 and March 10, 2003.

The parties hereby agree to extend the term of the agreement through September 30, 2004 and then on a month to month until either party notifies the other of its election to terminate the agreement which shall be effective at the end of the month that the notice is sent. All other terms and conditions remain unchanged.

Please evidence your agreement with the foregoing by signing below and returning a copy to the undersigned.

Very truly yours,

Autobytel Inc.

By:	/s/ Jeffrey Schwartz

Jeffrey Schwartz

AGREED AND ACCEPTED This 31st day of March, 2004

/s/ Robert S. Grimes

Robert S. Grimes